UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2020

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Cromwell Irvine, California		92618
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into Material Definitive Agreement

On June 8, 2020, BIOLASE, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited institutional investors (the “Purchasers”), pursuant to which the Company shall issue to the Purchasers, in a registered direct offering and concurrent private placement, 10,800,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to purchase 10,800,000 shares of Common Stock (the “Warrants”) with an exercise price of $0.515 per share. The combined purchase price for one Share and one Warrant will be $0.64. The Company expects to receive aggregate gross proceeds in the offering of approximately $6.9 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Company. The Shares are being offered by the Company pursuant to an effective shelf registration statement on Form S-3 (File No. 333-233172), which was declared effective on August 23, 2019 (the “Registration Statement”). The Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) were issued in a concurrent private placement and have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are instead being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. The Warrants will be exercisable commencing on the date of issuance and will expire on the five year anniversary of the issuance date.

Pursuant to the terms of the Purchase Agreement, until 20 days following the closing of the offering, the Company will not issue (or enter into any agreement to issue) any shares of Common Stock or Common Stock equivalents, subject to certain exceptions.

The exercise price of the Warrants and the Warrant Shares will be subject to adjustment in the event of any stock dividends and splits, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Warrants. The Warrants will be exercisable on a “cashless” basis in certain circumstances.

The Company has agreed to file a registration statement to register the resale of the Warrant Shares within 45 days of the date of the Purchase Agreement and to obtain effectiveness of such registration statement within 181 days following the closing of the offering. The Purchasers have agreed not to resell or distribute the Warrants or the Warrant Shares to the public except pursuant to an effective registration statement under the Securities Act or an exemption thereto.

Maxim Group LLC, The Benchmark Company LLC, and Colliers Securities LLC acted as the placement agents (the “Placement Agents”) on a “reasonable best efforts” basis, in connection with the offering. A copy of the Placement Agency Agreement, dated as of June 8, 2020, by and among the Company and the Placement Agents is attached hereto as Exhibit 10.2 and incorporated herein by reference (the “Placement Agency Agreement”). Pursuant to the Placement Agency Agreement, the Placement Agents will be entitled to a cash fee of 7% of the gross proceeds paid to the Company for the securities sold in the offering and reimbursement of certain out-of-pocket expenses.

The foregoing summaries of the offering, the securities to be issued in connection therewith, the Purchase Agreement, the Placement Agency Agreement and the Warrants do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 10.2 and 4.1, respectively, and are incorporated herein by reference.

On June 8, 2020, the Company entered into an agreement (the “June 2020 Amendment”) with SWK Funding LLC (“SWK”), in connection with that certain Credit Agreement, as amended (the “Credit Agreement”), by and among the Company, SWK, and the lenders parties thereto. The June 2020 Amendment amends the Credit Agreement by extending the deadline by which the Company is required to comply with the $10,000,000 minimum equity capital raise requirement (the “Equity Capital Raise Requirement”) set forth in the Fifth Amendment to the Credit Agreement dated as of May 15, 2020, from June 30, 2020 to July 31, 2020. The June 2020 Amendment also acknowledged that the $6.9 million in proceeds raised by the Company in connection with the registered direct offering pursuant to the Purchase Agreement described above shall count towards the Equity Capital Raise Requirement.

Item 3.02. Unregistered Sales of Equity Securities

Please see the disclosure regarding the Warrants and the Warrant Shares set forth under Item 1.01, which is incorporated by reference into this
Item 3.02.

Item 8.01. Other Events

On June 8, 2020, the Company issued a press release regarding the transaction described in Item 1.01, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith:

Exhibit Number	Description

4.1	Form of Warrant

5.1	Opinion of Loeb & Loeb LLP

10.1	Form of Securities Purchase Agreement dated as of June 8, 2020 by and among the Company and the investors parties thereto

10.2	Placement Agency Agreement dated as of June 8, 2020 by and among the Company, maxim group LLC, The Benchmark Company, LLC and Colliers Securities , LLC

23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)

99.1	Press Release dated June 8, 2020

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 9, 2020	BIOLASE, INC.

	By:	/s/ Todd Norbe
	Name:	Todd Norbe
	Title:	President and Chief Executive Officer

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